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                                                                      EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT


       DCC PCS, Inc.
       Dobson Cellular System Inc.
       Dobson Operating Co., L.L.C.
       Dobson Tower Company
       Dobson/Sygnet Communications Company
       Santa Cruz Cellular Telephone, Inc.
       Sygnet Wireless, Inc.
       Sygnet Communications, Inc.
       Dobson JV Company
       Western Financial Services Corporation
       DOC Lease Co., Inc.
       Sygnet Lease Co., LLC
       ACC Acquisition L.L.C.
       American Cellular Corporation
       ACC Lease Co., Inc.